UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 1, 2016

ag&e holdings, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois

(Address of principal executive offices)

(708) 290 2100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2016, AG&E Holdings, Inc. (the “Company”) received a written letter of resignation from Merle Banta stating that he resigned, effective immediately, from his position on the Board of Directors of the Company (the “Board”). Mr. Banta’s letter did not note any dispute or disagreement with Company regarding its operations, policies or practices. Mr. Banta had served on the Board’s Special Committee, the Executive Committee, the Nominating and Governance Committee, the Compensation Committee and the Audit Committee.

As a result of Mr. Banta’s resignation, the Special Committee consists of Mr. Levin and Mr. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AG&E HOLDINGS, INC.

By:	/s/Anthony Spier
Name: Anthony Spier
Title: Chairman and Chief Executive Officer

Dated: February 2, 2016